Exhibit 99.1

               FOR IMMEDIATE RELEASE


COMMSCOPE PLANS OFFERING OF $150 MILLION CONVERTIBLE SUBORDINATED NOTES
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HICKORY, NC - DECEMBER 7, 1999 - CommScope, Inc. (NYSE: CTV) announced today that it intends to raise $150 million through the sale of convertible subordinated notes due in 2006 in a private offering pursuant to Rule 144A of the Securities Act of 1933. The notes will be convertible into the Company's common stock. Terms of the offering will be determined at a later date. Completion of the offering requires consent of the Company's senior lenders. The Company expects to complete the offering by year-end.

Proceeds of the financing will be used to repay outstanding indebtedness under the Company's credit facility, for capital expenditures and for other general corporate purposes.

The securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United Sates absent registration or an applicable exemption from registration requirements.

There is no assurance that the offering will be consummated.


Statements in this press release which are other than historical facts are intended to be "Forward Looking Statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws. The cautionary statements contained in
Exhibit 99 to CommScope's Form 10-Q for the quarter ended September 30, 1999 are incorporated herein by reference.

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For more information contact:
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Phil Armstrong
Vice President, Investor Relations
(828) 323-4848